                                                           EXHIBIT (m)(1)(j)(iv)


                                 AMENDMENT NO. 3
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                                              MAXIMUM
                                                  ASSET BASED            SERVICE             AGGREGATE
FUND                                             SALES CHARGE              FEE                  FEE

AIM Aggressive Growth Fund                           0.75%               0.25%                 1.00%

AIM Blue Chip Fund                                   0.75%               0.25%                 1.00%

AIM Capital Development Fund                         0.75%               0.25%                 1.00%

AIM Charter Fund                                     0.75%               0.25%                 1.00%

AIM Constellation Fund                               0.75%               0.25%                 1.00%

AIM Large Cap Growth Fund                            0.75%               0.25%                 1.00%

AIM Weingarten Fund                                  0.75%               0.25%                1.00%"


         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:            , 1998
      -----------
                                       AIM EQUITY FUNDS, INC.
                                       (on behalf of its Class B Shares)



Attest:                                By:
       -----------------------            ------------------------------------
         Assistant Secretary                         President